As filed with the Securities and Exchange Commission on July 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XpresSpa Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4988129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas Satzman
Chief Executive Officer
XpresSpa Group, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth R. Koch, Esq.
Daniel A. Bagliebter, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	10,499,991	$3.4976	$36,724,768.52	$4,766.88
Total			$36,724,768.52	$4,766.88

(1)	This Registration Statement registers up to the following:

(i)	100% of the (a) 7,614,700 shares of our common stock, par value $0.01 (“Common Stock”), issuable upon the exercise of warrants originally issued in June 2020 (the “June 2020 Warrants”) at an exercise price equal to $5.25 per share, and (b) 133,258 shares of our Common Stock issuable upon the exercise of warrants originally issued in June 2020 to Palladium Capital Advisors, LLC (“Palladium”) (the “Palladium Warrants”) at an exercise price equal to $5.25 per share;

(ii)	100% of the 609,176 shares of our Common Stock issuable upon the exercise of warrants originally issued in June 2020 (the “H.C.W. Warrants”) at an exercise price equal to $6.56625 per share; and

(iii)	125% of the 1,714,286 shares (which is equal to 2,142,857 shares) of our Common Stock issuable (a) upon conversion of an aggregate principal amount of $900,000 of the Fourth Amended and Restated Convertible Promissory Note (the “B3D Note”), at a conversion price equal to $0.525 per share, (b) as accrued and unpaid interest payable thereon and issuable at our option in lieu of a cash payment of interest at a price per share equal to 90% of the volume weighted average price of our Common Stock on the trading date immediately preceding the date of delivery of our notice of intent to pay interest in Common Stock, and (c) as certain make-whole payments in Common Stock to the extent that the accrued and unpaid interest amount described above is less than 90% of the average volume weighted average price of our Common Stock for the 30 trading days prior to the interest payment date (or if not a trading day the next succeeding trading day).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3)	Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the Registrant’s Common Stock reported on The Nasdaq Stock Market LLC on July 13, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated July 17, 2020

PROSPECTUS

XPRESSPA GROUP, INC.

10,499,991 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 10,499,991 shares of our Common Stock. This total includes the following:

(i)	100% of the (a) 7,614,700 shares of our common stock, par value $0.01 (“Common Stock”), issuable upon the exercise of warrants originally issued in June 2020 (the “June 2020 Warrants”) at an exercise price equal to $5.25 per share, and (b) 133,258 shares of our Common Stock issuable upon the exercise of warrants originally issued in June 2020 to Palladium Capital Advisors, LLC (“Palladium”) (the “Palladium Warrants”) at an exercise price equal to $5.25 per share;

(ii)	100% of the 609,176 shares of our Common Stock issuable upon the exercise of warrants originally issued in June 2020 (the “H.C.W. Warrants”) at an exercise price equal to $6.56625 per share; and

(iii)	125% of the 1,714,286 shares (which is equal to 2,142,857 shares) of our Common Stock issuable (a) upon conversion of an aggregate principal amount of $900,000 of the Fourth Amended and Restated Convertible Promissory Note (the “B3D Note”) at a conversion price equal to $0.525 per share, (b) as accrued and unpaid interest payable thereon and issuable at our option in lieu of a cash payment of interest at a price per share equal to 90% of the volume weighted average price of our Common Stock on the trading date immediately preceding the date of delivery of our notice of intent to pay interest in Common Stock, and (c) as certain make-whole payments in Common Stock to the extent that the accrued and unpaid interest amount described above is less than 90% of the average volume weighted average price of our Common Stock for the 30 trading days prior to the interest payment date (or if not a trading day the next succeeding trading day) (items (i) through (iii) collectively, the “Securities”).

The Securities were issued by XpresSpa Group, Inc. (the “Company”) and were issued (a) with respect to item (i)(a) above, to accredited investors pursuant to or in connection with that certain Securities Purchase Agreement, dated as of June 17, 2020, by and between the Company and certain investors named therein (the “June 2020 Purchase Agreement”) and the June 2020 Warrants, and item (i)(b) above, to Palladium, as a financial advisory consultant in connection with that certain letter agreement, dated March 19, 2020, by and between the Company and Palladium (the “Palladium Engagement Letter”) and the Palladium Warrants; (b) with respect to item (ii) above, to certain designees of H.C. Wainwright & Co., LLC (“H.C.W.”) as placement agent in connection with the June 2020 Purchase Agreement and the H.C.W. Warrants; and (c) with respect to item (iii) above, to an accredited investor pursuant to or in connection with a Sixth Amendment to Credit Agreement by and between the Company and B3D, LLC ("B3D"), dated as of March 6, 2020 (the “Credit Agreement Amendment”) and the B3D Note.

These shares of Common Stock will be resold from time to time by the entities and persons listed in the section titled “Selling Securityholders” on page 32, which we refer to as the selling securityholders. The shares of Common Stock offered under this prospectus by the selling securityholders will be issued upon conversion of the B3D Note, payment of interest in Common Stock on the B3D Note, payment of make-whole payments in Common Stock, and upon conversion of each of the June 2020 Warrants, the H.C.W. Warrants and the Palladium Warrants, respectively (collectively, the “Warrants”).

We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby, including legal and accounting fees. Moreover, we will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. If the Warrants are exercised in full, we would receive gross proceeds of approximately $44,700,000. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise their respective Warrants, in whole or in part.

The selling securityholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling securityholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 35.

Our Common Stock is quoted on The Nasdaq Capital Market (“Nasdaq”) under the symbol “XSPA.” On July 13, 2020, the last reported sale price of our Common Stock was $3.48 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS            , 2020.

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean XpresSpa Group, Inc., together with its subsidiaries.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 5.

Overview

XpresSpa Group, Inc. (“XpresSpa” or the “Company”) is a pure-play health and wellness services company and a leading airport retailer of spa services. XpresSpa offers travelers premium spa services, including massage, nail and skin care, as well as spa and travel products. We currently have one operating segment that is also our sole reporting unit.

Recent Developments

Newly launched XpresCheck™ brand

On May 22, 2020, we announced the signing of a contract with JFK International Air Terminal LLC (“JFKIAT”) to pilot test our concept of providing diagnostic COVID-19 tests in Terminal 4.  To facilitate the JFK pilot test, we signed an agreement with JFKIAT for a new modular constructed testing facility within the terminal that will host nine separate testing rooms with a capacity to administer over 500 tests per day. We intend to initially offer our services to airline employees, contractors and workers, concessionaires and their employees, TSA officers, and U.S. Customs and Border Protection agents. All COVID-19 screening and testing will be conducted by a newly launched brand, XpresCheck™, which will operate under our XpresTest subsidiary. The pilot test at JFK launched on June 22, 2020.

Reverse Stock Split

On June 11, 2020, we effected a one-for-three reverse stock split, whereby every three shares of our Common Stock was reduced to one share of our Common Stock and the price per share of our Common Stock was multiplied by 3. All references to shares and per share amounts have been adjusted to reflect the reverse stock split.

Effect of Coronavirus on Business

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, which continues to spread throughout the U.S. and the world, as a pandemic. The outbreak has had an impact on the global economy, resulting in rapidly changing market and economic conditions. National and local governments around the world instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. The outbreak and associated restrictions on travel that have been implemented have had a material adverse impact on our business and cash flow from operations, similar to many businesses in the travel sector.

Effective March 24, 2020, we temporarily closed all global spa locations, largely due to the categorization of the spa locations by local jurisdictions as “non-essential services”. Substantially all of our spa locations remain closed. We intend to strategically reopen our spa locations and resume normal operations once restrictions are lifted and airport traffic returns to sufficient levels to support our operations.

The impact of COVID-19 is unknown and may continue as the rates of infection have increased in many states in the U.S., thus additional restrictive measures may be necessary. As a result, management has concluded that there was a long-lived asset impairment triggering event during the first quarter of 2020, which would require management to perform an impairment evaluation of our long-lived and definite-lived asset balances, consisting primarily of leasehold improvements at spa locations, trademarks and right of use lease assets of approximately $21,891 as of March 31, 2020. As a result of the triggering event, we reassessed our projections and based on management’s expectation of resuming normal operations, no impairment was indicated at this time. The full extent to which COVID-19 will impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain or treat its impact.

The impact of the COVID-19 pandemic could continue to have a material adverse effect on our core XpresSpa business, results of operations, financial condition, liquidity and prospects in the near-term and beyond 2020.  While management has used all currently available information in our forecasts, the ultimate impact of the COVID-19 pandemic and our newly launched brand, XpresCheck, on our results of operations, financial condition and cash flows is highly uncertain, and cannot currently be accurately predicted. Our results of operations, financial condition and cash flows are dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, such as a lengthy or severe recession or any other negative trend in the U.S. or global economy and any new information that may emerge concerning the COVID-19 outbreak and the actions to contain it or treat its impact, which at the present time are highly uncertain and cannot be predicted with any accuracy. The success or failure of our newly launched brand, XpresCheck, could also have a material effect on our business.

Airport Rent Concessions

We have received rent concessions from landlords on a majority of our leases, allowing for the relief of minimum guaranteed payments in exchange for percentage-of-revenue rent or providing relief from rent in excess of minimum guaranteed amounts where percentage-of-revenue rent exceeds the minimum. Currently, the period of relief from these payments range from three- to ten-months beginning in March 2020.  We did not pay a total of approximately $75,000 in rent in March 2020 as a result of receiving these concessions for the month in which we began closing our spa locations. We will realize additional savings in rent expense going forward since we closed all of our spas on March 24, 2020, and therefore there will be no percentage-of-revenue rent.  We also received deferrals on unpaid rent for three to six months on certain of our leases.

Warrant Exchanges

On March 19, 2020, we entered into separate Warrant Exchange Agreements (the “March Exchange Agreements”) with the holders of certain existing warrants (the “March Exchanged Warrants”) to exchange warrants for shares of our Common Stock, subject to receipt of the approval of our stockholders, which was obtained on May 28, 2020. The March Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of May 15, 2018, and in connection with a related consent and (ii) in connection with that certain Agreement and Plan of Merger by and among us (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016, as subsequently amended.  Pursuant to the March Exchange Agreements, the holders exchanged 1,942,131 of the March Exchanged Warrants for an aggregate of 2,913,197 shares of our Common Stock.

On June 4, 2020, we entered into a Warrant Exchange Agreement (the “June Exchange Agreement”) with the holder of certain existing warrants (the “June Exchanged Warrants”) to exchange the June Exchanged Warrants for shares of our Common Stock. The June Exchanged Warrants were acquired pursuant to a separately negotiated private transaction between the holder and Calm.  In June 2020, pursuant to the June Exchange Agreement, on the closing date the holder exchanged 1,374,750 of the June Exchanged Warrants for an aggregate of 2,062,125 shares of our Common Stock.

Credit Cash Funding Advance

On January 9, 2020, certain of our wholly-owned subsidiaries (the “CC Borrowers”) entered into an accounts receivable advance agreement (the “CC Agreement”) with CC Funding, a division of Credit Cash NJ, LLC (the “CC Lender”). Pursuant to the terms of the CC Agreement, the CC Lender agreed to make an advance of funds in the amount of $1,000,000 for aggregate fees of $160,000 for a total repayment amount of $1,160,000. As of March 31, 2020, the outstanding repayment amount of approximately $910,000 was secured by substantially all of the assets of the CC Borrowers, including CC Borrowers’ existing and future accounts receivables and other rights to payment. On June 1, 2020, the CC Borrowers entered into a payoff letter (the “Payoff Letter”) with the CC Lender pursuant to which the CC Agreement was terminated. Under the Payoff Letter, we repaid $733,903.34 owed under the CC Agreement as of June 1, 2020 and the CC Lender released all security interests held on the assets of the CC Borrowers, including the CC Borrowers’ existing and future accounts receivables and other rights to payment.

As compensation for the consent of existing creditor B3D to the CC Agreement described above, on January 9, 2020, XpresSpa Holdings, LLC (“XpresSpa Holdings”), a wholly-owned subsidiary, entered into a fifth amendment (the “Fifth Credit Agreement Amendment”) to our existing credit agreement with B3D in order to, among other provisions, (i) amend and restate our existing B3D Note in order to increase the principal amount owed to B3D from $7,000,000 to $7,150,000, which additional $150,000 in principal and any interest accrued thereon will become convertible, at B3D’s option, into shares of our Common Stock subject to upon receipt of the approval of our stockholders, which was obtained on May 28, 2020 and (ii) provide for the advance payment of 97,223 shares of Common Stock in satisfaction of the interest payable pursuant to the B3D Note for the months of October, November and December 2020. The Common Stock was issued to B3D on January 14, 2020.

B3D Senior Secured Loan

On March 6, 2020, XpresSpa Holdings, LLC, our wholly-owned subsidiary, entered into a sixth amendment (the “Sixth Credit Agreement Amendment”) to our existing credit agreement with B3D. In connection with the Sixth Credit Agreement Amendment and B3D Note, B3D agreed to provide us with $500,000 in additional funding and to submit one or more conversion notices to convert an aggregate of $375,000 in principal under the B3D Note to Common Stock on or prior to March 27, 2020. XpresSpa Holdings entered into the Credit Agreement Amendment in order to, among other provisions, (i) amend and restate our existing convertible promissory note with B3D in order to increase the principal amount owed  from $7,150,000 to $7,900,000, which additional $750,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of Common Stock subject to receipt of the approval of our stockholders, which was approved on May 28, 2020, and (ii) decrease the conversion rate under the B3D Note from $6.00 per share to $1.68 per share. On March 19, 2020, the conversion rate was reduced to $0.525 per share after giving effect to certain anti-dilution adjustments.  In connection with the Sixth Credit Agreement Amendment, B3D converted a total of $750,000 in principal and was issued a total of 446,429 shares of our Common Stock in March 2020.

Registered Direct Common Stock Offerings

On March 19, 2020, we entered into a securities purchase agreement with certain purchasers, pursuant to which we issued and sold, in a registered direct offering, (i) 1,396,281 shares of our Common Stock at an offering price of $0.525 per share and (ii) an aggregate of 698,958 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.495 per pre-funded warrant.

On March 25, 2020, we entered into a securities purchase agreement with certain purchasers, pursuant to which we issued and sold, in a registered direct offering, (i) 2,483,333 shares of Common Stock at an offering price of $0.60 per share and (ii) an aggregate of 500,000 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.57 per pre-funded warrant.

On March 27, 2020, we entered into a securities purchase agreement with certain purchasers, pursuant to which we issued and sold, in a registered direct offering (i) 2,631,666 shares of Common Stock at an offering price of $0.60 per share and (ii) an aggregate of 701,666 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.57 per pre-funded warrant.

We sold a total of 6,511,280 shares of Common Stock and 1,900,625 of pre-funded warrants and received total proceeds of approximately $4,200,000, net of financial advisory and consulting fees, in the above offerings.  During the three months ended March 31, 2020, 1,698,959 pre-funded warrants were exercised for total proceeds of approximately $490,000. As of March 31, 2020, 201,666 pre-funded warrants to purchase Common Stock were unexercised and remained outstanding.

On April 6, 2020, we entered into a securities purchase agreement with certain purchasers, pursuant to which we issued and sold, in a registered direct offering (i) 4,049,573 shares of Common Stock at an offering price of $0.66 per share and (ii) an aggregate of 485,151 pre-funded warrants exercisable for shares of Common Stock at an offering price of $0.63 per pre-funded warrant.

On June 17, 2020, we entered into a securities purchase agreement with certain purchasers, pursuant to which we agreed to issue and sell 7,614,700 shares of Common Stock at an offering price of $5.253 per share (the “Registered Offering”).  In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the purchasers who participated in the Registered Offering warrants (the “Private Warrants”) exercisable for an aggregate of 7,614,700 shares of Common Stock at an exercise price of $5.25 per share. Each Private Warrant is immediately exercisable and expires 21 months from the issuance date. The Private Warrants and the shares of Common Stock issuable upon the exercise of the Private Warrants are not registered under the Securities Act, were not offered pursuant to a registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.  The Offerings closed on June 19, 2020 and we received gross proceeds of approximately $40,000,000 before deducting placement agent fees and related offering expenses.

Paycheck Protection Program

On May 1, 2020, we entered into a U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) promissory note in the principal amount of $5,653,000 payable to Bank of America, NA (the “Bank of America”) evidencing a PPP loan (the “PPP Loan”). The PPP Loan bears interest at a rate of 1% per annum. No payments will be due on the PPP Loan during a six-month deferral period commencing on May 2, 2020. Commencing one month after the expiration of the deferral period, and continuing on the same day of each month thereafter until the maturity date of the PPP Loan, we will be obligated to make monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the PPP Loan by the maturity date. The maturity date is May 2, 2022. The principal amount of the PPP Loan is subject to forgiveness under the PPP upon our request to the extent that PPP Loan proceeds are used to pay expenses permitted by the PPP. Bank of America may forgive interest accrued on any principal forgiven if the SBA pays the interest. There can be no assurance that any part of the PPP Loan will be forgiven. The PPP Loan contains customary borrower default provisions and lender remedies, including the right of Bank of America to require immediate repayment in full the outstanding principal balance of the PPP Loan with accrued interest.

Company Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001. Our telephone number is (212) 309-7549 and our website address is www.xpresspagroup.com. We also operate the website www.xpresspa.com. References in this prospectus to our website address does not constitute incorporation by reference of the information contained on the website.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the following risk factors should be read in connection with the existing disclosures on risk factors in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which have been filed with the SEC and are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, results of operations or cash flows could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to our Business Operations

We are reliant on international and domestic airplane travel, and the time that airline passengers spend in United States airports post-security. A decrease in airline travel, a decrease in the desire of customers to buy spa services and products, or decreased time spent in airports would negatively impact our operations.

We depend upon a large number of airplane travelers with the propensity for health and wellness, and in particular spa treatments and products, spending significant time post-security clearance check points.

If the number of airline travelers decreases, if the time that these travelers spend post-security decreases, and/or if travelers ability or willingness to pay for our products and services diminishes, this could have an adverse effect on our growth, business activities, cash flow, financial condition and results of operations. Some reasons for these events could include:

•	the impact of a public health epidemic, including the novel coronavirus (“COVID-19”), which has interfered and may continue to interfere with our ability, or the ability of our employees, workers, contractors, suppliers and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. A public health epidemic, including the coronavirus, poses the risk of disruptions from the temporary closure of third-party suppliers and manufacturers, restrictions on the shipment of our products, restrictions on our employees' and other service providers' ability to travel, the decreased willingness or ability of our customers to travel or to utilize our services and shutdowns that may be requested or mandated by governmental authorities. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others;

•	the temporary closure of our spa locations, largely due to the categorization of such spa locations by local jurisdictions as “non-essential services” in connection with the recent outbreak of COVID-19;

•	terrorist activities (including cyber-attacks) impacting either domestic or international travel through airports where we operates, causing fear of flying, flight cancellations, or an economic downturn, or any other event of a similar nature, even if not directly affecting the airline industry, may lead to a significant reduction in the number of airline passengers;

•	a decrease in business spending that impacts business travel, such as a recession;

•	a decrease in consumer spending that impacts leisure travel, such as a recession or a stock market downturn or a change in consumer lending regulations impacting available credit for leisure travel;

•	an increase in airfare prices that impacts the willingness of air travelers to fly, such as an increase in oil prices or heightened taxation from federal or other aviation authorities;

•	severe weather, ash clouds, airport closures, natural disasters, strikes or accidents (airplane or otherwise), causing travelers to decrease the amount that they fly and any of these events, or any other event of a similar nature, even if not directly affecting the airline industry, may lead to a significant reduction in the number of airline passengers;

•	scientific studies that malign the use of spa services or the products used in spa services, such as the impact of certain chemicals and procedures on health and wellness; or

•	streamlined security screening checkpoints, which could decrease the wait time at checkpoints and therefore the time air travelers budget for spending time at the airport.

Our success will depend in part on relationships with third parties. Any adverse changes in these relationships could adversely affect our business, financial condition, or results of operations.

Our success is dependent on our ability to maintain and renew our existing business relationships and to establish new business relationships. There can be no assurance that our management will be able to maintain such business relationships or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition, or results of operations.

We rely on a limited number of distributors and suppliers for certain of our products, and events outside our control may disrupt our supply chain, which could result in an inability to perform our obligations under our concession agreements and ultimately cause us to lose our concessions.

We rely on a small number of suppliers for our products. As a result, these distributors may have increased bargaining power and we may be required to accept less favorable purchasing terms. In the event of a dispute with a supplier or distributor, the delivery of a significant amount of merchandise may be delayed or cancelled, or we may be forced to purchase merchandise from other suppliers on less favorable terms. Such events could cause turnover to fall or costs to increase, adversely affecting our business, financial condition and results of operations. In particular, we have publicized our sale of certain brands of products in our stores – our failure to sell these brands may adversely affect our business.

Further, damage or disruption to our supply chain due to any of the following could impair our ability to sell our products: adverse weather conditions or natural disaster, government action, fire, terrorism, cyber-attacks, the outbreak or escalation of armed hostilities, pandemics, industrial accidents or other occupational health and safety issues, strikes and other labor disputes, customs or import restrictions or other reasons beyond our control or the control of our suppliers and business partners. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

Our operating results may fluctuate significantly due to certain factors, some of which are beyond our control.

Our operating results may fluctuate from period to period significantly because of several factors, including:

•	the timing and size of new unit openings, particularly the launch of new terminals;

•	passenger traffic and seasonality of air travel;

•	changes in the price and availability of supplies;

•	macroeconomic conditions, nationally locally and internationally;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets and new locations; and

•	increases in infrastructure costs, including those costs associated with the build-out of new concession locations and renovating existing concession locations.

Our operating results may fluctuate significantly as a result of the factors discussed above. Accordingly, results for any period are not necessarily indicative of results to be expected for any other period or for any year.

Our expansion into new airports or off-airport locations may present increased risks due to our unfamiliarity with those areas.

Our growth strategy depends upon expanding into markets where we have little or no meaningful operating experience. Those locations may have demographic characteristics, consumer tastes and discretionary spending patterns that are different from those in the markets where our existing operations are located. As a result, new airport terminal and/or off-airport operations may be less successful than existing concession locations in current airport terminals. We may find it more difficult in new markets to hire, motivate and keep qualified employees who can project our vision, passion and culture. We may also be unfamiliar with local laws, regulations and administrative procedures, including the procurement of spa services retail licenses, in new markets which could delay the build-out of new concession locations and prevent us from achieving our target revenues on a timely basis. Operations in new markets may also have lower average revenues or enplanements than in the markets where we currently operate. Operations in new markets may also take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby negatively affecting our results of operations.

Our growth strategy is highly dependent on our ability to successfully identify and open new XpresSpa locations.

Our growth strategy primarily contemplates expansion through procuring new XpresSpa locations and opening new XpresSpa stores and kiosks. Implementing this strategy depends on our ability to successfully identify new store locations. We will also need to assess and mitigate the risk of any new store locations, to open the stores on favorable terms and to successfully integrate their operations with ours. We may not be able to successfully identify opportunities that meet these criteria, or, if it does, we may not be able to successfully negotiate and open new stores on a timely basis. If we are unable to identify and open new locations in accordance with our operating plan, our revenue growth rate and financial performance may fall short of our expectations.

Our profitability depends on the number of airline passengers in the terminals in which we have concessions. Changes by airport authorities or airlines that lower the number of airline passengers in any of these terminals could affect our business, financial condition and results of operations.

The number of airline passengers that visit the terminals in which we have concessions is dependent in part on decisions made by airlines and airport authorities relating to flight arrivals and departures. A decrease in the number of flights and resulting decrease in airline passengers could result in fewer sales, which could lower our profitability and negatively impact our business, financial condition and results of operations. Concession agreements generally provide for a minimum annual guaranteed payment (“MAG”) payable to the airport authority or landlord regardless of the amount of sales at the concession. Currently, the majority of our concession agreements provide for a MAG that is either a fixed dollar amount or an amount that is variable based upon the number of travelers using the airport or other location, retail space used, estimated sales, past results or other metrics. If there are fewer airline passengers than expected or if there is a decline in the sales per airline passenger at these facilities, we will nonetheless be required to pay the MAG or fixed rent and our business, financial condition and results of operations may be materially adversely affected.

Furthermore, the exit of an airline from a market or the bankruptcy of an airline could reduce the number of airline passengers in a terminal or airport where we operate and have a material adverse impact on our business, financial condition and results of operations.

We may not be able to execute our growth strategy to expand and integrate new concessions or future acquisitions into our business or remodel existing concessions. Any new concessions, future acquisitions or remodeling of existing concessions may divert management resources, result in unanticipated costs, or dilute the ownership of our stockholders.

Part of our growth strategy is to expand and remodel our existing facilities and to seek new concessions through tenders, direct negotiations or other acquisition opportunities. In this regard, our future growth will depend upon a number of factors, such as our ability to identify any such opportunities, structure a competitive proposal and obtain required financing and consummate an offer. Our growth strategy will also depend on factors that may not be within our control, such as the timing of any concession or acquisition opportunity.

We must also strategically identify which airport terminals and concession agreements to target based on numerous factors, such as airline passenger numbers, airport size, the type, location and quality of available concession space, level of anticipated competition within the terminal, potential future growth within the airport and terminal, rental structure, financial return and regulatory requirements. We cannot provide assurance that this strategy will be successful.

In addition, we may encounter difficulties integrating expanded or new concessions or any acquisitions. Such expanded or new concessions or acquisitions may not achieve anticipated turnover and earnings growth or synergies and cost savings. Delays in the commencement of new projects and the refurbishment of concessions can also affect our business. In addition, we will expend resources to remodel our concessions and may not be able to recoup these investments. A failure to grow successfully may materially adversely affect our business, financial condition and results of operations.

In particular, new concessions and acquisitions, and in some cases future expansions and remodeling of existing concessions, could pose numerous risks to our operations, including that we may:

●	have difficulty integrating operations or personnel;

●	incur substantial unanticipated integration costs;

●	experience unexpected construction and development costs and project delays;

●	face difficulties associated with securing required governmental approvals, permits and licenses (including construction permits) in a timely manner and responding effectively to any changes in federal, state or local laws and regulations that adversely affect our costs or ability to open new concessions;

●	have challenges identifying and engaging local business partners to meet ACDBE requirements in concession agreements;

●	not be able to obtain construction materials or labor at acceptable costs;

●	face engineering or environmental problems associated with our new and existing facilities;

●	experience significant diversion of management attention and financial resources from our existing operations in order to integrate expanded, new or acquired businesses, which could disrupt our ongoing business;

●	lose key employees, particularly with respect to acquired or new operations;

●	have difficulty retaining or developing acquired or new business customers;

●	impair our existing business relationships with suppliers or other third parties as a result of acquisitions;

●	fail to realize the potential cost savings or other financial benefits and/or the strategic benefits of acquisitions, new concessions or remodeling; and

●	incur liabilities from the acquired businesses and we may not be successful in seeking indemnification for such liabilities.

In connection with acquisitions or other similar investments, we could incur debt or amortization expenses related to intangible assets, suffer asset impairments, assume liabilities or issue stock that would dilute the percentage of ownership of our then-current stockholders. We may not be able to complete acquisitions or integrate the operations, products, technologies or personnel gained through any such acquisition, which may have a materially adverse impact on our business, financial condition and results of operations.

If the estimates and assumptions we use to determine the size of our market are inaccurate, our future growth rate may be impacted.

Market opportunity estimates and growth forecasts are subject to uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this Annual Report on Form 10-K relating to the size and expected growth of the travel retail market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The principal assumptions relating to our market opportunity include projected growth in the travel retail market and our share of the market. If these assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

Our business requires substantial capital expenditures and we may not have access to the capital required to maintain and grow our operations.

Maintaining and expanding our operations in our existing and new retail locations is capital intensive. Specifically, the construction, redesign and maintenance of our retail space in airport terminals where we operate, technology costs, and compliance with applicable laws and regulations require substantial capital expenditures. We may require additional capital in the future to fund our operations and respond to potential strategic opportunities, such as investments, acquisitions and expansions.

We must continue to invest capital to maintain or to improve the success of our concessions and to meet refurbishment requirements in our concessions. Decisions to expand into new terminals could also affect our capital needs. Our actual capital expenditures in any year will vary depending on, among other things, the extent to which we are successful in renewing existing concessions and winning additional concession agreements.

We cannot provide assurance that we will be able to maintain our operating performance, generate sufficient cash flow, or have access to sufficient financing to continue our operations and development activities at or above our present levels, and we may be required to defer all or a portion of our capital expenditures. Our business, financial condition and results of operations may be materially adversely affected if we cannot make such capital expenditures.

We currently rely on a skilled, licensed labor force to provide spa services, and the supply of this labor force is finite. If we cannot hire adequate staff for our locations, we will not be able to operate.

As of March 15, 2020, we had approximately 507 full-time and 221 part-time employees in our locations. Excluding some dedicated retail staff, the majority of these employees are licensed to perform spa services, and hold such licenses as masseuses, nail technicians, aestheticians, barbers and master barbers. The demand for these licensed technicians has been increasing as more consumers gravitate to health and wellness treatments such as spa services. We compete not only with other airport-based spa companies but with spa companies outside of the airport for this skilled labor force. In addition, all staff hired by us must pass the background checks and security clearances necessary to work in airport locations. If we are unable to attract and retain qualified staff to work in our airport locations, our ability to operate will be impacted negatively.

Effective March 24, 2020, we temporarily closed all global locations and furloughed the majority of our employees, largely due to the categorization of such spa locations by local jurisdictions as “non-essential services” in connection with the outbreak of COVID-19. We intend on reinstating the furloughed employees when restrictions related to non-essential services are relaxed and/or eliminated, but there can be no assurances that such employees will return to our locations in a timely manner or at all.

Our business is subject to various laws and regulations, and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, could adversely affect us.

We are subject to various laws and regulations in the United States, Netherlands and United Arab Emirates that affect the operation of our concessions. The impact of current laws and regulations, the effect of changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse impact on our results of operations.

Failure to comply with the laws and regulatory requirements of governmental authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws may require us to expend significant funds to make modifications to our concessions in order to comply with applicable standards. Compliance with such laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

Our labor force could unionize, putting upward pressure on labor costs.

Currently, our stores in two airports have a labor force which is unionized. Major players in labor organization, and in particular “Unite Here!” which represents approximately 45,000 employees in the airport concessions and airline catering industries, could target our locations for its unionization efforts. In the event of the successful unionization of all of our labor force, we would likely incur additional costs in the form of higher wages, more benefits such as vacation and sick leave, and potentially also higher health care insurance costs.

We compete for new locations in airports and may not be able to secure new locations.

We participate in the highly competitive and lucrative airport concessions industry, and as a result compete for retail leases with a variety of larger, better capitalized concessions companies as well as smaller, mid-tier and single unit operators. Frequently, an airport includes a spa concept within its retail product set and, in those instances, we compete primarily with BeRelax, Terminal Getaway, Massage Bar and 10 Minute Manicure.

We may not be able to predict accurately or fulfill customer preferences or demands.

We derive a significant amount of our revenue from the sale of massage, cosmetic and luxury products which are subject to rapidly changing customer tastes. The availability of new products and changes in customer preferences has made it more difficult to predict sales demand for these types of products accurately. Our success depends in part on our ability to predict and respond to quickly changing consumer demands and preferences, and to translate market trends into appropriate merchandise offerings. Additionally, due to our limited sales space relative to other retailers, the proper selection of salable merchandise is an important factor in revenue generation. We cannot provide assurance that our merchandise selection will correspond to actual sales demand. If we are unable to predict or rapidly respond to sales demand or to changing styles or trends, or if we experience inventory shortfalls on popular merchandise, our revenue may be lower, which could have a materially adverse impact on our business, financial condition and results of operations.

Our leases may be terminated, either for convenience by the landlord or as a result of an XpresSpa default.

We have store locations and kiosks in a number of airports in which the landlord, with prior written notice to us, can terminate our lease, including for convenience or as necessary for airport purposes or operations. If a landlord elects to terminate a lease at an airport, we may have to shut down one or more store locations at that airport.

Additionally, our leases have numerous provisions governing the operation of our stores. Violation of one or more of these provisions, even unintentionally, may result in the landlord finding that we are in default of the lease. Violation of lease provisions may result in fines and, in some cases, termination of a lease.

Our ability to operate depends on the traffic patterns of the terminals in which we operates, and the cessation or disruption of air traveler traffic in these terminals would negatively impact our addressable market.

We depend on a high volume of air travelers in terminals. It is possible that a terminal in which we operate could become subject to a lower volume of air travelers, which would significantly impact traffic near and around our locations and therefore our total addressable market. Lower volume in a terminal could be caused by:

●	terminal construction that results in the temporary or permanent closure of a unit, or adversely impacts the volume or pattern of traffic flows within an airport;

●	an airline utilizing an airport in which we operate could abandon that airport or an individual terminal in favor of other airports or terminals, or because it is contracting operations; or

●	adverse weather conditions could cause damage to the terminal or airport in which we operate, resulting in the temporary or permanent closure of a unit.

We are dependent on our local partners.

Our local partners, including our ACDBE partners, maintain ownership interests in certain of our locations. Our participation in these operating entities differs from market to market. While the precise terms of each relationship vary, our local partners may have control over certain portions of the operations of these concessions. The stores are operated pursuant to the applicable joint venture agreement governing the relationship between us and our local partner. Generally, these agreements also provide that strategic decisions are to be made by a committee comprised of us and our local partner. These concessions involve risks that are different from the risks involved in operating a concession independently, and include the possibility that our local partners:

●	are in a position to take action contrary to our instructions, our requests, our policies, our objectives or applicable laws;

●	take actions that reduce our return on investment;

●	go bankrupt or are otherwise unable to meet their capital contribution obligations;

●	have economic or business interests or goals that are or become inconsistent with our business interests or goals; or

●	take actions that harm our reputation or restrict our ability to run our business.

Failure to comply with minimum airport concession disadvantaged business enterprise participation goals and requirements could lead to lost business opportunities or the loss of existing business.

Pursuant to ACDBE participation requirements, we are often required to meet, or use good faith efforts to meet, certain minimum ACDBE participation requirements when bidding on or submitting proposals for new concession contracts. If we are unable to find and/or partner with an appropriate ACDBE, we may lose opportunities to open new locations. In addition, a number of our existing leases contain minimum ACDBE participation requirements which require the ACDBE to own a significant portion of the business being operated under those leases. The level of ACDBE participation requirements may affect our profitability and/or our ability to meet financial forecasts.

Further, if we fail to comply with the minimum ACDBE participation requirements, we may be held responsible for a breach of contract, which could result in the termination of a lease and impairment of our ability to bid on or obtain future concession contracts. To the extent that our leases are terminated and we are required to shut down one or more store locations, there could be a material adverse impact to our business and results of operations.

Continued minimum wage increases could negatively impact our cost of labor.

We compensate our licensed technicians via a formula that includes commissions. As a result, an increase in the minimum wage could increase our cost of labor and have an adverse impact on our business, financial condition and results of operations.

Information technology systems failure or disruption, or changes to information technology related to payment systems, could impact our day-to-day operations.

Our information technology systems are used to record and process transactions at our point-of-sale interfaces and to manage our operations. These systems provide information regarding most aspects of our financial and operational performance, statistical data about our customers, our sales transactions and our inventory management. Fire, natural disasters, power-loss, telecommunications failure, break-ins, terrorist attacks (including cyber-attacks), computer viruses, electronic intrusion attempts from both external and internal sources and similar events or disruptions may damage or impact our information technology systems at any time. These events could cause system interruption, delays or loss of critical data and could disrupt our acceptance and fulfillment of customer orders, as well as disrupt our operations and management. For example, although our point-of-sales systems are programmed to operate and process customer orders independently from the availability of our central data systems and even of the network, if a problem were to disable electronic payment systems in our stores, credit card payments would need to be processed manually, which could result in fewer transactions. Significant disruption to systems could have a material adverse impact on our business, financial condition and results of operations.

We also continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our customers. Future enhancements and modifications to our technology could consume considerable resources. We may be required to enhance our payment systems with new technology, which could require significant expenditures. If we are unable to maintain and enhance our technology to process transactions, we may experience a materially adverse impact on our business, financial condition and results of operations.

If we are unable to protect our customers’ credit card data and other personal information, we could be exposed to data loss, litigation and liability, and our reputation could be significantly harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information, including order history, travel history and other preferences, exposes us to increased risk of privacy and/or security breaches as well as other risks. The majority of our sales are by credit or debit cards. Additionally, we collect and stores personal information from individuals, including our customers and employees.

In the future, we may experience security breaches in which credit and debit card information or other personal information is stolen. Although we use secure private networks to transmit confidential information, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Further, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payments themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by us. In addition, contractors, or third parties with whom we does business or to whom we outsources business operations may attempt to circumvent our security measures in order to misappropriate such information and may purposefully or inadvertently cause a breach involving such information. If a person is able to circumvent our security measures or those of third parties, he or she could destroy or steal valuable information or disrupt our operations. We may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have an adverse effect on our business or results of operations. Further, adverse publicity resulting from these allegations could significantly harm our reputation and may have a material adverse effect on us. Although we carry cyber liability insurance to protect against these risks, there can be no assurance that such insurance will provide adequate levels of coverage against all potential claims.

Negative social media regarding XpresSpa could result in decreased revenues and impact our ability to recruit workers.

Our affinity among consumers is highly dependent on their positive feelings about the brand, our customer service and the range and quality of services and products that we offer. A negative customer experience that is posted to social media outlets and is distributed virally could tarnish our brand and our customers may opt to no longer engage with the brand.

We employ people in multiple different jurisdictions, and the employment laws of those jurisdictions are subject to change. In addition, our services are regulated through government-issued operating licenses. Noncompliance with applicable laws could result in employee lawsuits or legal action taken by government authorities.

We must comply with a variety of employment and business practices laws across the United States, Netherlands and United Arab Emirates. We monitors the laws governing our activities, but in the event we do not become aware of a new regulation or fails to comply with a regulation, we could be subject to disciplinary action by governing bodies and potentially employee lawsuits.

We are not currently cash flow positive and will depend on funding to open new locations. In the event that capital is unavailable, we will not be able to open new locations.

Throughout our operating history, we have not generated sufficient cash from operations to fund our new store development. As a result, we will be dependent upon additional funding for our new location growth until such time as we can produce enough cash to profitably fund our own location growth.

We source, develop and sell products that may result in product liability defense costs and product liability payments.

Our products contain ingredients that are deemed to be safe by the United States Federal Drug Administration and the Federal Food, Drug and Cosmetics Act. However, there is no guarantee that these ingredients will not cause adverse health effects to some consumers given the wide range of ingredients and allergies amongst the general population. We may face substantial product liability exposure for products we sell to the general public or that we use in our services. Product liability claims, regardless of their merits, could be costly and divert management’s attention, and adversely affect our reputation and the demand for our products and services. We to date have not been named as a defendant in any product liability action.

We and our subsidiaries have been, are, and may become involved in litigation that could divert management’s attention and harm our businesses.

Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our businesses. We may be exposed to claims against us even if no wrongdoing has occurred. Responding to such claims, regardless of their merit, can be time consuming, costly to defend, disruptive to our management’s attention and to our resources, damaging to our reputation and brand, and may cause us to incur significant expenses. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations.

13

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

Intellectual property is the subject of intense scrutiny by the courts, legislatures and executive branches of governments around the world. Various patent offices, governments or intergovernmental bodies may implement new legislation, regulations or rulings that impact the patent enforcement process, or the rights of patent holders and such changes could negatively affect licensing efforts and/or litigations. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our failure or inability to protect the trademarks or other proprietary rights we use or claims of infringement by us of rights of third parties, could adversely affect our competitive position or the value of our brands.

We believe that our trademarks and other proprietary rights are important to our success and our competitive position. However, any actions that we take to protect the intellectual property we use may not prevent unauthorized use or imitation by others, which could have an adverse impact on our image, brand or competitive position. If we commence litigation to protect our interests or enforce our rights, we could incur significant legal fees. We also cannot provide assurance that third parties will not claim infringement by us of their proprietary rights. Any such claim, whether or not it has merit, could be time consuming and distracting for our management, result in costly litigation, cause changes to existing retail concepts or delays in introducing retail concepts, or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse impact on our business, financial condition and results of operations.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We have in the past, and may in the future, acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. Although we intend to conduct appropriate business, financial and legal due diligence in connection with the evaluation of future investment or acquisition opportunities, there can be no assurance that our due diligence investigations will identify every matter that could have a material adverse effect on us. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition, liquidity, results of operations, and trading price.

14

Anti-takeover provisions of Delaware law, provisions in our charter and bylaws, and our stockholder rights plan could prevent or frustrate attempts by stockholders to change our Board of Directors or current management and could delay, discourage or make more difficult a third-party acquisition of control of us.

We are a Delaware corporation and, as such, certain provisions of Delaware law could prevent or frustrate attempts by stockholders to change the Board of Directors or current management, or could delay, discourage or make more difficult a third-party acquisition of control of us, even if the change in control would be beneficial to stockholders or the stockholders regard it as such. We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits certain “business combination” transactions (as defined in Section 203) with an “interested stockholder” (defined in Section 203 as a 15% or greater stockholder) for a period of three years after a stockholder becomes an “interested stockholder,” unless the attaining of “interested stockholder” status or the transaction is pre-approved by our Board of Directors, the transaction results in the attainment of at least an 85% ownership level by an acquirer or the transaction is later approved by our Board of Directors and by our stockholders by at least a 66 2/3 percent vote of our stockholders other than the “interested stockholder,” each as specifically provided in Section 203.

Our certificate of incorporation and our bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us. Such provisions include a provision that any vacancies on our Board of Directors may only be filled by a majority of the directors then serving, although not a quorum, and not by the stockholders and the ability of our Board of Directors to issue preferred stock, without stockholder approval, that could dilute the stock ownership of a potential unsolicited acquirer and hinder an acquisition of control of us that is not approved by our Board of Directors, including through the use of preferred stock in connection with a stockholder rights plan.

We have also adopted a stockholder rights plan in the form of a Section 382 Rights Plan, designed to help protect and preserve our substantial tax attributes primarily associated with our NOLs under Section 382 of the Internal Revenue Code and research tax credits under Sections 382 and 383 of the Internal Revenue Code and related United States Treasury regulations, which was approved by our stockholders in December 2016 and expires in March 2022. Although this is not the purpose of the Section 382 Rights Plan, it could have the effect of making it uneconomical for a third party to acquire us on a hostile basis.

These provisions of the DGCL, our certificate of incorporation and bylaws, and our Section 382 Rights Plan may delay, discourage or make more difficult certain types of transactions in which our stockholders might otherwise receive a premium for their shares over the current market price, and might limit the ability of our stockholders to approve transactions that they think may be in their best interest.

Our confidential information may be disclosed by other parties.

We routinely enter into non-disclosure agreements with other parties, including but not limited to vendors, law firms, parties with whom we are engaged in negotiations, and employees. However, there exists a risk that those other parties will not honor their contractual obligations to not disclose our confidential information. This may include parties who breach such obligations in the context of confidential settlement offers and/or negotiations. In addition, there exists a risk that, upon such breach and subsequent dissemination of our confidential information, third parties and potential licensees may seek to use such confidential information to their advantage and/or to our disadvantage including in legal proceedings in which we are involved. Our ability to act against such third parties may be limited, as we may not be in privity of contract with such third parties.

Our business, results of operations and financial condition have been and may continue to be materially adversely impacted by public health epidemics, including the recent coronavirus outbreak.

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted if a public health epidemic, including the recent coronavirus outbreak, interferes with our ability, or the ability of our employees, workers, contractors, suppliers and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. A public health epidemic, including the coronavirus, poses the risk of disruptions from the temporary closure of third-party suppliers and manufacturers, restrictions on the shipment of our products, restrictions on our employees' and other service providers' ability to travel, the decreased willingness or ability of our customers to travel or to utilize our services and shutdowns that may be requested or mandated by governmental authorities. The extent to which the coronavirus continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

15

We have no operating history in the diagnostic testing industry.

Despite our management’s extensive experience in health and wellness services, we have no specific operating history in the diagnostic testing industry, including providing management services to a professional practice offering diagnostic testing services. We will face substantial risks and uncertainties to which our new diagnostic testing line of business will be subject. To address these risks and uncertainties, we must, among other things, successfully execute our business strategy, respond to competitive developments and attract and retain qualified personnel. We cannot assure you that we will operate profitably or that our business strategy will be successful. As a result, our diagnostic testing line of business may not succeed.

We have established formal contracts and relationships with professional practices for the ordering of and collection of samples for, and with laboratories for the performance of, COVID-19 testing in our XpresCheck locations.

We are exploring the possibility of offering COVID-19 testing in XpresCheck airport locations. On June 22, 2020, we began pilot testing and have established formal contractual relationships with professional practices for the ordering of and collection of samples for, and with clinical laboratories for the performance, of COVID-19 testing. We may never formalize longer term arrangements with a professional practice or clinical laboratory for these purposes and may never fully commence diagnostic testing operations. As a result, there can be no assurances that we will be able execute our current plans or generate any revenue associated with our current XpresCheck COVID-19 testing plans.

There can be no assurances that we will be able to successfully secure new locations or transition our existing spa facilities into XpresCheck locations at which COVID-19 testing will be ordered or performed.

There can be no assurances that we will be able to obtain new XpresCheck locations or make available or renovate our existing spa facilities for the purpose of operating a location at which XpresCheck COVID-19 testing will be ordered and/or performed by a professional practice. If we are unable to successfully transition such facilities to locations at which COVID-19 testing will be ordered and/or performed due to issues with lease agreements, permits, licenses or other delays, we will not be able to move forward with our planned short-term business transition.

We may rely on a limited number of professional practices and suppliers and, in some cases, a single professional practice or supplier, for the COVID-19 test and certain of the laboratory substances, equipment and other materials used for COVID-19 tests, and any delays or difficulties securing these materials could disrupt our operations and materially harm our business.

We plan to contract with a limited number of professional practices, and potentially only a single professional practice, for the ordering of and collection of samples for COVID-19 testing. If our professional practice partner begins performing point of care COVID-19 testing at our XpresCheck locations in the future, we may rely on a limited number of suppliers for the COVID-19 test kits, collection supplies, reagents, and various other equipment and materials we intend to use in performing COVID-19 testing. We currently do not have formal agreements with any potential professional practice or supplier, and, as a result, if such services or supplies are obtained, the professional practice or supplier could cease supplying these services or tests, materials and equipment to us at any time due to our inability to reach agreement on terms, disruptions in the professional practice’s or supplier’s operations, a determination to pursue other activities or lines of business, or for other reasons, or the professional practice or supplier could fail to provide us with sufficient quantities of services or materials that meet our specifications. Transitioning to a new professional practice or supplier or locating a temporary substitute, if any are available, would be time-consuming and expensive, could result in interruptions in or otherwise affect the performance specifications of our intended operations, or could require that we revalidate the tests we use. In addition, the use of services, equipment or materials provided by a replacement professional practice or supplier could require us to alter our future operations and procedures. Moreover, we believe there are currently only a limited number of manufacturers that are capable of supplying and servicing some of the equipment and other materials necessary for our intended operations. As a result, replacement equipment and materials that meet our quality control and performance requirements may not be available on reasonable terms, in a timely manner or at all. If we encounter delays or difficulties securing, reconfiguring or revalidating the equipment, reagents and other materials required for administering tests, our operations could be materially disrupted and our business, financial condition, results of operations, and reputation could be adversely affected. We also may experience services or supply issues as we increase test volume.

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Since our professional practice partner have begun performing point of care COVID-19 testing at our XpresCheck locations, the COVID-19 testing technology we have chosen may not perform as expected, as a result of human error or otherwise. No assurance can be given that the COVID-19 testing technology we use will aid in the testing of this virus.

On June 22, 2020, our professional practice partner began performing point of care COVID-19 testing at our XpresCheck locations, our success will depend on the COVID-19 testing technology we have chosen to use to provide a reliable, high-quality diagnostic result. There is no guarantee that the COVID-19 test technology we have chosen will be accurate. We believe that customers will be particularly sensitive to test defects and errors. As a result, the failure of the chosen tests to perform as expected could significantly impair our reputation and the public image of the tests we use. There can be no assurance that the COVID-19 test technology will be broadly adopted for use.  Many companies are developing tests for COVID-19 and the COVID-19 test technology we are currently using may not be effective. As a result, the failure or perceived failure of the chosen tests to perform as expected could have a material adverse effect on our business, financial condition, results of operation and cash flows.

If there is little or no demand for the COVID-19 test, our business could be materially harmed.

There can be no assurance that demand for our planned COVID-19 testing services will exist in the future because of the success of containment efforts, the emergence of a vaccine or due to other events. If there is no demand for our planned COVID-19 testing services, our business will be materially harmed.

The intended COVID-19 testing capabilities may never achieve significant market acceptance.

We may expend substantial funds and management effort on the development and marketing of our professional practice partner’s COVID-19 testing capabilities with no assurance that we will be successful in implementing our planned diagnostic testing business. Our ability to successfully offer COVID-19 tests will depend significantly on the perception that the tests used by our professional practice partner can reduce transmission risk and are reliable.

We will use potentially hazardous materials, chemicals and patient samples in our business and any disputes relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our professional practice partner’s diagnostic testing activities will involve the controlled use of hazardous laboratory materials and chemicals, including small quantities of acid and alcohol, and patient samples. They will be subject to U.S. laws and regulations related to the protection of the environment, the health and safety of employees and the handling, transportation and disposal of medical specimens, infectious and hazardous waste. They could be liable for accidental contamination or discharge or any resultant injury from hazardous materials, and conveyance, processing, and storage of and data on patient samples. If they fail to comply with applicable laws or regulations, they could be required to pay penalties or be held liable for any damages that result and this liability could exceed their financial resources. Further, future changes to environmental health and safety laws could cause them to incur additional expense or restrict operations.

In the event of a lawsuit or investigation concerning such hazardous materials, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous materials or patient samples that may contain infectious materials. The cost of this liability could exceed our resources. While we expect to maintain broad form liability insurance coverage for these risks, and we expect our professional practice partner to maintain appropriate malpractice insurance, the level or breadth of our coverage may not be adequate to fully cover potential liability claims.

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Our XpresCheck diagnostic testing business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes in, or interpretations of, the law or regulations of the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988 (CLIA), or those of Medicare, Medicaid or other national, state or local agencies in the U.S. and other countries where we operate laboratories.

The performance of laboratory testing is subject to extensive U.S. regulation, and many of these statutes and regulations have not been interpreted by the courts. CLIA extends federal oversight to virtually all physician practices performing clinical laboratory testing and to clinical laboratories operating in the U.S. by requiring that they be certified by the federal government or, in the case of clinical laboratories, by a federally approved accreditation agency. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. In addition, we expect to be subject to regulation under state law. State laws may require that laboratories and/or laboratory personnel meet certain qualifications, specify certain quality controls or require maintenance of certain records. Applicable statutes and regulations could be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect our business. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us, which may be costly.

U.S. Food and Drug Administration (FDA) regulation of diagnostic products could result in increased costs and the imposition of fines or penalties, and could have a material adverse effect upon our business.

The FDA has regulatory responsibility for instruments, test kits, reagents and other devices used by clinical laboratories. The FDA enforces laws and regulations that govern the development, testing, manufacturing, performance, labeling, advertising, marketing, distribution and surveillance of diagnostic products, and it regularly inspects and reviews the manufacturing processes and product performance of diagnostic products.

FDA regulation of the diagnostic products we use could result in increased costs and administrative and legal actions for noncompliance, including warning letters, fines, penalties, product suspensions, product recalls, injunctions and other civil and criminal sanctions, which could have a material adverse effect on our business, financial condition, results of operation and cash flows.

If we fail to comply with the complex federal, state, local and foreign laws and regulations that apply to our XpresCheck business, we could suffer severe consequences that could materially and adversely affect our operating results and financial condition.

We expect our planned operations to be subject to extensive federal, state, local and foreign laws and regulations, all of which are subject to change. These laws and regulations currently include, among other things:

●	CLIA, which requires that laboratories obtain certification from the federal government, and state licensure laws;
●	FDA laws and regulations;
●	HIPAA, which imposes comprehensive federal standards with respect to the privacy and security of protected health information and requirements for the use of certain standardized electronic transactions, and amendments to HIPAA under HITECH, which strengthen and expand HIPAA privacy and security compliance requirements, increase penalties for violators, extend enforcement authority to state attorneys general and impose requirements for breach notification;
●	state laws regulating genetic testing and protecting the privacy of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;
●	the federal anti-kickback law, or the Anti-Kickback Statute, which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program;
●	other federal and state fraud and abuse laws, such as anti-kickback laws, prohibitions on self-referral, and false claims acts, which may extend to services reimbursable by any third-party payor, including private insurers;
●	the federal Physician Payments Sunshine Act, which requires medical device manufactures to track and report to the federal government certain payments and other transfers of value made to physicians and teaching hospitals and ownership or investment interests held by physicians and their immediate family members;
●	Section 216 of the federal Protecting Access to Medicare Act of 2014, which requires applicable laboratories to report private payor data in a timely and accurate manner beginning in 2017 and every three years thereafter (and in some cases annually);
●	state laws that impose reporting and other compliance-related requirements;
●	state billing laws, including regulations on “pass through billing” which may limit our ability to submit claims for payment and/or mark up the cost of services in excess of the price paid for such services, and “direct-bill” laws which may limit our ability to purchase services from a laboratory and bill for the services ordered;
●	similar foreign laws and regulations that apply to us in the countries in which we operate.

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These laws and regulations are complex and are subject to interpretation by the courts and by government agencies. Our failure to comply could lead to civil or criminal penalties, exclusion from participation in state and federal health care programs, or prohibitions or restrictions on our laboratory’s ability to provide or receive payment for our services. We believe that we are in material compliance with all statutory and regulatory requirements, but there is a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

Changes in the way that the FDA regulates COVID-19 tests could result in the delay or additional expense in XpresCheck offering tests.

Historically, the U.S. Food and Drug Administration (“FDA”) has exercised enforcement discretion with respect to most laboratory-developed tests (“LDTs”) and has not required laboratories that furnish LDTs to comply with the agency’s requirements for medical devices (e.g., establishment registration, device listing, quality systems regulations, premarket clearance or premarket approval, and post-market controls). In recent years, however, the FDA publicly announced its intention to regulate certain LDTs and issued two draft guidance documents that set forth a proposed phased-in risk-based regulatory framework that would apply varying levels of FDA oversight to LDTs. However, these guidance documents were withdrawn at the end of the Obama administration and replaced by an informal discussion paper reflecting some of the feedback that FDA had received on LDT regulation. The FDA acknowledged that the discussion paper in January 2017 does not represent the formal position of the FDA and is not enforceable. Nevertheless, the FDA wanted to share its synthesis of the feedback that it had received in the hope that it might advance public discussion on future LDT oversight. Notwithstanding the discussion paper, the FDA continues to exercise enforcement discretion and may decide to regulate certain LDTs on a case-by-case basis at any time, which could result in delay or additional expense in offering tests. Until the FDA finalizes its regulatory position regarding LDTs, or other legislation is passed reforming the federal government’s regulation of LDTs, it is unknown how the FDA may regulate tests we use in the future and what testing and data may be required to support any required clearance or approval.

Since our professional practice partner have begun performing point of care COVID-19 testing at our XpresCheck locations, failure to accurately bill for testing services, or to comply with applicable laws relating to government health care programs, could have a material adverse effect on our business.

Billing for diagnostic testing services is complex and subject to extensive and non-uniform rules and administrative requirements. Depending on the billing arrangement and applicable law, we expect to bill various payers, such as patients, insurance companies, Medicare, Medicaid, clinicians, hospitals and employer groups as we perform point of care COVID-19 testing at our XpresCheck locations. We expect that the majority of our billing and related operations will be provided by a third party. Failure to accurately bill for our services could have a material adverse effect on our business. In addition, failure to comply with applicable laws relating to billing government health care programs may result in various consequences, including the return of overpayments, civil and criminal fines and penalties, exclusion from participation in government health care programs and the loss of various licenses, certificates and authorizations necessary to operate our business, as well as incur additional liabilities from third-party claims, all of which could have a material adverse effect on our business. Certain violations of these laws may also provide the basis for a civil remedy under the federal False Claims Act, including fines and damages of up to three times the amount claimed. The qui tam provisions of the federal False Claims Act and similar provisions in certain state false claims acts allow private individuals to bring lawsuits against health care companies on behalf of the government.

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Although we expect to be in compliance, in all material respects, with applicable laws and regulations, there can be no assurance that a regulatory agency or tribunal would not reach a different conclusion. The federal and state governments have substantial leverage in negotiating settlements since the amount of potential damages and fines far exceeds the rates at which services will be reimbursed, and the government has the remedy of excluding a non-compliant provider from participation in the Medicare and Medicaid programs. We expect that federal and state governments continue aggressive enforcement efforts against perceived health care fraud. Legislative provisions relating to health care fraud and abuse provide government enforcement personnel with substantial funding, powers, penalties and remedies to pursue suspected cases of fraud and abuse.

We will depend on third parties to provide services critical to our XpresCheck diagnostic testing business, and we will depend on them to comply with applicable laws and regulations. Additionally, any breaches of the information technology systems of third parties could have a material adverse effect on our operations.

We will depend on third parties to provide services critical to our XpresCheck diagnostic testing business, including supplies, ground and air transport of clinical and diagnostic testing supplies and specimens, research products, and people, among other services. Third parties that will provide services to us will be subject to similar risks related to security of customer-related information and compliance with U.S., state, local, or international environmental, health and safety, and privacy and security laws and regulations as we will be. Any failure by third parties to comply with applicable laws, or any failure of third parties to provide services more generally, could have a material impact on us, whether because of the loss of the ability to receive services from the third parties, our legal liability for the actions or inactions of third parties, or otherwise. In addition, third parties to whom we outsource certain services or functions may process personal data, or other confidential information belonging to us. A breach or attack affecting these third parties could also harm our business, results of operations and reputation.

Our business operations and reputation may be materially impaired if we do not comply with privacy laws or information security policies.

We will collect, generate, process or maintain sensitive information, such as patient data and other personal information. If we do not use or adequately safeguard that information in compliance with applicable requirements under federal, state and international laws, or if it were disclosed to persons or entities that should not have access to it, our business could be materially impaired, our reputation could suffer and we could be subject to fines, penalties and litigation. In the event of a data security breach, we may be subject to notification obligations, litigation and governmental investigation or sanctions, and may suffer reputational damage, which could have an adverse impact on our business.

We will be subject to laws and regulations regarding protecting the security and privacy of certain healthcare and personal information, including: (a) the federal Health Insurance Portability and Accountability Act and the regulations thereunder, which establish (i) a complex regulatory framework including requirements for safeguarding protected health information and (ii) comprehensive federal standards regarding the uses and disclosures of protected health information; and (b) state laws, including the California Consumer Privacy Act.

Hardware and software failures or delays in our information technology systems, including failures resulting from our systems conversions or otherwise, could disrupt our operations and cause the loss of confidential information, customers and business opportunities or otherwise adversely impact our business.

IT systems will be used extensively in virtually all aspects of our business, including clinical testing, test reporting, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our IT systems. A failure or delay in our IT systems could impede our ability to serve our customers and patients and protect their confidential personal data. Despite redundancy and backup measures and precautions that we have implemented, our IT systems may be vulnerable to damage, disruptions and shutdown from a variety of sources, including telecommunications or network failures, system conversion or standardization initiatives, human acts and natural disasters. These issues can also arise as a result from failures by third parties with whom we do business and for which we have limited control. Any disruption or failure of our IT systems could have a material impact on our ability to serve our customers and patients, including negatively affecting our reputation in the marketplace.

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We must comply with complex and overlapping laws protecting the privacy and security of health information and personal data.

There are a number of state, federal and international laws protecting the privacy and security of health information and personal data.  Under the administrative simplification provisions of HIPAA, HHS has issued regulations which establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of PHI used or disclosed by health care providers and other covered entities.

The privacy regulations regulate the use and disclosure of PHI by health care providers engaging in certain electronic transactions or “standard transactions.” They also set forth certain rights that an individual has with respect to his or her PHI maintained by a covered health care provider, including the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The HIPAA security regulations establish administrative, physical, and technical standards for maintaining the integrity and availability of PHI in electronic form. These standards apply to covered health care providers and also to “business associates” or third parties providing services involving the use or disclosure of PHI. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing PHI. As a result, we may be required to comply with both HIPAA privacy regulations and varying state privacy and security laws.

Moreover, HITECH, among other things, established certain health information security breach notification requirements. In the event of a breach of unsecured PHI, a covered entity must notify each individual whose PHI is breached, federal regulators and in some cases, must publicize the breach in local or national media. Breaches affecting 500 individuals or more are publicized by federal regulators who publicly identify the breaching entity, the circumstances of the breach and the number of individuals affected.

These laws contain significant fines and other penalties for wrongful use or disclosure of PHI. Given the complexity of HIPAA and HITECH and their overlap with state privacy and security laws, and the fact that these laws are rapidly evolving and are subject to changing and potentially conflicting interpretation, our ability to comply with the HIPAA, HITECH and state privacy requirements is uncertain and the costs of compliance are significant. Adding to the complexity is that our planned operations are currently evolving and the requirements of these laws will apply differently depending on such things as whether or not we bill electronically for our services, or provide services involving the use or disclosure of PHI and incur compliance obligations as a business associate. The costs of complying with any changes to the HIPAA, HITECH and state privacy restrictions may have a negative impact on our operations. Noncompliance could subject us to criminal penalties, civil sanctions and significant monetary penalties as well as reputational damage.

We also will be required to collect and maintain personal information about our employees as well as receive and transfer certain payment information, to accept payments from our customers, including credit card information. Most states have adopted laws requiring notification of affected individuals and state regulators in the event of a breach of personal information, which is a broader class of information than the health information protected by HIPAA. Many state laws impose significant data security requirements, such as encryption or mandatory contractual terms to ensure ongoing protection of personal information. Activities outside of the United States implicate local and national data protection standards, impose additional compliance requirements, and generate additional risks of enforcement for non-compliance. The collection and use of such information may be subject to contractual obligations as well. If the security and information systems that we or our outsourced third-party providers use to store or process such information are compromised or if we, or such third parties, otherwise fail to comply with these laws, regulations, and contractual obligations, we could face litigation and the imposition of penalties that could adversely affect our financial performance.

We must comply with all applicable privacy and data security laws in order to operate our business and may be required to expend significant capital and other resources to ensure ongoing compliance, to protect against security breaches and hackers or to alleviate problems caused by such breaches. Breaches of health information and/or personal data may be extremely expensive to remediate, may prompt federal or state investigation, fines, civil and/or criminal sanctions and significant reputational damage.

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Our XpresCheck capital expenditures may not generate a positive return and we will incur significant additional costs.

Our capital expenditures may not generate a positive return.  Significant capital expenditures will be required to construct new XpresCheck locations or renovate our existing spa facilities to accommodate our proposed new XpresCheck business model. No assurance can be given that our future capital expenditures will generate a positive return or that we will have adequate capital available to finance such construction or renovations. If we are unable to, or elect not to, pay for costs associated with such construction or renovations, the ability of our professional practice partner to order or perform COVID-19 testing could be limited, and our competitive position could be harmed.

Additionally, we expect to incur significant additional costs as we implement the ability of our professional practice partner to perform on-site COVID-19 testing by XpresCheck. The COVID-19 outbreak could disrupt our future supply chain, including by impacting our ability to secure COVID-19 testing supplies and to provide personal protective equipment for our employees in our testing locations. For similar reasons, the COVID-19 pandemic has also adversely impacted, and may continue to adversely impact, third parties that will be critical to our business, including vendors, suppliers, and business partners. These developments, and others that are difficult or impossible to predict, could materially impact our business, financial results, cash flows, and financial position.

Risks Related to our Financial Condition and Capital Requirements

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2020 have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2019 and 2018 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our recurring losses from operations and working capital deficiency. The inclusion of a going concern explanatory paragraph in future reports of our independent auditors may make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we might obtain.

The recent COVID-19 outbreak was declared a pandemic by the World Health Organization on March 11, 2020 and has rapidly spread to the United States and many other parts of the world and may continue to adversely affect our business operations, employee availability, financial condition, liquidity and cash flow for an extended period of time.

The COVID-19 outbreak is having an impact on the global economy, resulting in rapidly changing market and economic conditions. Similar to many businesses in the travel sector, our business has been materially adversely impacted by the recent COVID-19 outbreak due to the restrictions on travel that have been implemented. Effective March 24, 2020, we temporarily closed all global spa locations, largely due to the categorization of our spa locations by local jurisdictions as “non-essential services” in connection with the outbreak of COVID-19. This has had a materially adverse impact on our cash flows from operations and caused a liquidity crisis. Ongoing significant reductions in business related activities could result in further loss of sales and profits and other material adverse effects. The extent of the impact of COVID-19 on our business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted. As the outbreak of COVID-19 continues to spread rapidly in the U.S. and globally, related government and private sector responsive actions may continue to adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving. If the COVID-19 outbreak continues and persists for an extended period of time, we expect there will be significant and material disruptions to our operations, which will have a material adverse effect on our business, financial condition and results of operations.

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In connection with the preparation of our annual financial statements for the year ended December 31, 2019, we identified a material weakness in our internal control over financial reporting. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our results of operations and financial position.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. In connection with our audit of the year ended December 31, 2019, we identified a material weakness in our internal controls over our financial close and reporting process. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Our management has concluded that additional formal procedures need to be put in place in the financial close and reporting process to ensure that appropriate reviews occur on all financial reporting analysis in a timely manner. We also concluded that we did not maintain a sufficient complement of corporate employee personnel with appropriate levels of accounting and controls knowledge and experience commensurate with our financial reporting requirements to appropriately analyze record and disclose accounting matters completely and accurately. As this deficiency created a reasonable possibility that a material misstatement would not have been prevented or detected in a timely basis, management concluded that the control deficiency represented a material weakness and accordingly our internal control over financial reporting was not effective as of December 31, 2019.

We are still considering the full extent of the procedures to implement in order to remediate the material weakness described above. Our preliminary remediation plan, complimented by our existing outsourced internal audit procedures, includes implementing a more robust review process, an increase in the supervision and monitoring of the financial reporting processes and our accounting personnel, and implementing better controls over calculations, analysis and conclusions associated with non-routine transactions at a more precise level.

We cannot assure you that any of our remedial measures will be effective in resolving this material weakness. If our management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, or if additional material weaknesses in our internal controls are identified in the future, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could adversely affect our results of operations and financial condition.

Our business and financial condition could be constrained by our outstanding debt, including the impact of the receipt of an explanatory paragraph with respect to our financial statements for the years ended December 31, 2019 and 2018, indicating that there is substantial doubt about our ability to continue as a going concern.

We are obligated under a credit agreement and convertible secured promissory note payable to B3D of approximately $900,000 as of July 13, 2020, with a maturity date of May 31, 2021 (the “Senior Secured Note”). The Senior Secured Note accrues interest of 9.0% per annum. We are obligated to make periodic interest payments on such debt obligations in cash, shares of our Common Stock, or a combination thereof. While we do not anticipate failing to make any such payments, the failure to do so may result in the default of loan obligations, leading to financial and operational hardship. We have granted B3D a security interest in all of our tangible and intangible personal property to secure our obligations under the Senior Secured Note. The Senior Secured Note is an outstanding obligation of ours but is guaranteed by us.

As discussed above and in our annual report on Form 10-K for the year ended December 31, 2020, the report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2019 and 2018 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. The receipt of this explanatory paragraph with respect to our financial statements for the years ended December 31, 2019 and 2018 will result in a breach of a covenant under the Senior Secured Note which, if unremedied for a period of 30 days after the date of notice, will constitute an event of default under the Senior Secured Note. Upon the occurrence of an event of default under the Senior Secured Note, B3D may, among other things, declare the Senior Secured Note and all accrued and unpaid interest thereon and all other amounts owing under the Senior Secured Note to be due and payable.

If we fail to meet certain conditions under the terms of our outstanding indebtedness, we will be obligated to repay in cash any principal amount, interest and any other sum that remains outstanding. If the maturity date of our indebtedness is accelerated as a result of an event of default, the outstanding principal amount, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.

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We may not be able to raise additional capital. Moreover, additional financing may have an adverse effect on the value of the equity instruments held by our stockholders.

We will need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protection of our assets, development of new lines of business and enhancement of our operating infrastructure. While we will need to seek additional funding, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our Common Stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans. Any such financing that we undertake will likely be dilutive to our current stockholders.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2019, our estimated aggregate total net operating loss carryforwards (“NOLs”) were $182,327,000 for U.S. federal purposes, expiring 20 years from the respective tax years to which they relate, and $31,401,000 for U.S. federal purposes with an indefinite life due to new regulations in the Tax Cuts and Jobs Act of 2017. Our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain stockholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Additionally, the Tax Reform Act of 1986 imposed substantial restrictions on the utilization of NOL and tax credits in the event of an ownership change of a corporation. Thus, our ability to utilize all such NOL and credit carryforwards may be limited. Future changes in stock ownership may also trigger an ownership change and, consequently, a Section 382 limitation.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted on March 27, 2020 and includes favorable changes to tax law and incentives for businesses impacted by COVID-19. However, we do not anticipate the income tax law changes and incentives will have a material impact on our results of operations or financial position.

Global economic and market conditions may adversely affect our business, financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions and our success is dependent on consumer spending, which is sensitive to economic downturns, inflation and any associated rise in unemployment, decline in consumer confidence, adverse changes in exchange rates, increase in interest rates, increase in the price of oil, deflation, direct or indirect taxes or increase in consumer debt levels. As a result, economic downturns may have a material adverse impact on our business, financial condition and results of operations. Moreover, uncertainty about global economic conditions poses a risk as businesses and individuals may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This could have a negative effect on corporate and individual spending on health and wellness and travel. These factors, taken together or individually, could cause material harm to our business, financial condition and results of operations.

Risks Relating To Our Securities

If we sell shares of our Common Stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of Common Stock at a discount from the current market price of our Common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Common Stock sold at such discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. If we issue Common Stock or securities convertible or exercisable into Common Stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.

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An active trading market for our Common Stock may not be sustained.

Although our Common Stock is listed on the Nasdaq, the market for our Common Stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Common Stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions that may not prove to be accurate and may vary from actual results and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include the risk factors contained herein. If we fail to meet our projections and/or other financial guidance for any reason, our stock price could decline.

Stock prices can be volatile, and this volatility may depress the price of our Common Stock.

The stock market has experienced significant price and volume fluctuations, which have affected the market price of many companies in ways that may have been unrelated to those companies’ operating performance. Furthermore, we believe that our stock price may reflect certain future growth and profitability expectations. If we fail to meet these expectations, then our stock price may significantly decline, which could have an adverse impact on investor confidence. We believe that various factors may cause the market price of our Common Stock to fluctuate, perhaps substantially, including, among others, the following:

●	the effects that COVID-19 might have on our results of operations and financial position;

●	additions to or departures of our key personnel;

●	announcements of innovations by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, capital commitments, or new technologies;

●	new regulatory pronouncements and changes in regulatory guidelines;

●	developments or disputes concerning our patents and efforts in licensing and/or enforcing our patents;

●	lawsuits, claims, and investigations that may be filed against us, and other events that may adversely affect our reputation;

●	changes in financial estimates or recommendations by securities analysts; and

●	general and industry-specific economic conditions.

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Our Common Stock has historically traded in low volumes. We cannot predict whether an active trading market for our Common Stock will ever develop. Even if an active trading market develops, the market price of our Common Stock may be significantly volatile.

Historically, our Common Stock has experienced a lack of consistent trading liquidity. In the absence of an active trading market you may have difficulty buying and selling our Common Stock at all or at the price you consider reasonable; and market visibility for shares of our Common Stock may be limited, which may have a depressive effect on the market price for shares of our Common Stock and on our ability to raise capital or make acquisitions by issuing our Common Stock.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

The market price of our Common Stock historically has been and likely will continue to be highly volatile.

The market price for our shares of Common Stock historically has been highly volatile, and the market for our shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to be unrelated to our operating performance. The market price of our shares of Common Stock may fluctuate significantly in response to a number of factors, including:

•	our ability to realize the expected value and benefits of our recent business and asset acquisitions;

•	the level of our financial resources;

•	our ability to develop and introduce new products and/or develop services;

•	developments concerning our intellectual property rights generally or those of us or our competitors;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

•	our ability to retain key personnel;

•	general economic conditions and level of consumer and corporate spending on health and wellness and travel;

•	our ability to hire a skilled labor force and the costs associated;

•	our ability to secure new retail locations, maintain existing ones, and ensure continued customer traffic at those locations;

•	changes in securities analysts’ estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;

•	our ability to protect our customers’ financial data and other personal information;

•	the loss of one or more of our significant suppliers;

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•	unexpected trends in the health and wellness and travel industries and potential technology and service obsolescence;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold; and

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation.

If our Common Stock becomes subject to the penny stock rules, it may be more difficult to sell our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Common Stock is less than $5.00 and our Common Stock is no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Future sales of our shares of Common Stock by our stockholders could cause the market price of our Common Stock to drop significantly, even if our business is otherwise performing well.

As of July 13, 2020, we had 56,483,913 shares of Common Stock issued and outstanding, excluding shares of Common Stock issuable upon exercise of warrants, options or restricted stock units on an as-converted basis. As shares saleable under Rule 144 are sold or as restrictions on resale lapse, the market price of our Common Stock could drop significantly if the holders of shares of restricted stock sell them or are perceived by the market as intending to sell them. This decline in our stock price could occur even if our business is otherwise performing well.

The conversion of a substantial amount of notes or the exercise of a substantial number of warrants or options by our security holders may have an adverse effect on the market price of our Common Stock.

Should the B3D Note outstanding as of July 13, 2020 be converted into Common Stock at a conversion price of $0.525 per share there would be an additional 1,714,286 shares of Common Stock eligible for trading in the public market. Should our warrants and options outstanding as of July 13, 2020 be exercised, there would be an additional 9,152,520 shares of Common Stock eligible for trading in the public market. Such securities, if converted or exercised, will increase the number of issued and outstanding shares of our Common Stock. Therefore, the sale of the shares of Common Stock underlying these instruments could have an adverse effect on the market price for our securities and/or on our ability to obtain future financing.

We have no current plans to pay dividends on our Common Stock, and our investors may not receive funds without selling their stock.

We have not declared or paid any cash dividends on our Common Stock, nor do we expect to pay any cash dividends on our Common Stock for the foreseeable future. Investors seeking cash dividends should not invest in our Common Stock for that purpose. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our Common Stock at this time. Any future determination to pay cash dividends on our Common Stock will be at the discretion of our Board of Directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our Board of Directors deems relevant.

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Accordingly, our investors may have to sell some or all of their Common Stock in order to generate cash from their investment. You may not receive a gain on your investment when you sell our Common Stock and may lose the entire amount of your investment.

If we raise additional capital in the future, stockholders’ ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our shares to decline or require us to issue shares at a price that is lower than that paid by holders of our shares in the past, which would result in previously issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to rights as a holder of Common Stock, which could impair the value of our shares.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions that may not prove to be accurate and may vary from actual results and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include the risk factors contained herein. If we fail to meet our projections and/or other financial guidance for any reason, our stock price could decline.

Having availed ourselves of scaled disclosure available to smaller reporting companies, we cannot be certain if such reduced disclosure will make our Common Stock less attractive to investors.

Under Section 12b-2 of the Exchange Act, a "smaller reporting company" is a company that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $250,000,000 and annual revenues of less than $100,000,000 during the most recently completed fiscal year. Similar to emerging growth companies, smaller reporting companies are permitted to provide simplified executive compensation disclosure in their filings; they are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal controls over financial reporting; and they have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosure in our SEC filings as a result of our having availed ourselves of scaled disclosure may make it harder for investors to analyze our results of operations and financial prospects.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.

These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	the decision by our Board of Directors to pursue a restructuring in the event that our process to identify and evaluate potential business alternatives is not successful;

•	the adverse effects of public health epidemics, including the recent coronavirus outbreak, on our business, results of operations and financial condition;

•	our lack of operating history in the diagnostic testing industry and the risks associated with novel coronavirus COVID-19 XpresCheck testing locations;

•	the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions;

•	our ability to develop and offer new products and services;

•	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

•	general economic conditions and level of consumer and corporate spending on health and wellness and travel;

•	our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations;

•	our ability to hire a skilled labor force and the costs associated with that labor;

•	our ability to accurately forecast the costs associated with opening new retail locations and maintaining existing ones and the revenue derived from our retail locations;

•	performance by our Airport Concession Disadvantaged Business Enterprise partners on obligations set forth in our joint venture agreements;

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•	our ability to protect our confidential information and customers’ financial data and other personal information;

•	failure or disruption to our information technology systems;

•	the impact of the recently passed federal tax reform bill;

•	our ability to retain key members of our management team;

•	the loss of, or an adverse change with regard to, one or more of our significant suppliers, distributors, vendors or other business relationships;

•	unexpected events and trends in the health and wellness and travel industries;

•	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

•	competitive conditions within our industries;

•	our compliance with laws and regulations in the jurisdictions in which we do business and any changes in such laws and regulations;

•	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation;

•	our ability to protect and maintain our intellectual property rights; and

•	our ability to license and monetize our patents, including litigation outcomes.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and the base prospectus and in the documents incorporated by reference herein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus and the base prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and the base prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus and the base prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling securityholders. The selling securityholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. If the Warrants are exercised in full, we would receive gross proceeds of approximately $44,000,000. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise their respective Warrants, in whole or in part.

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SELLING SECURITYHOLDERS

The shares of Common Stock being offered by the selling securityholders relate to the resale of up to an aggregate of 10,499,991 shares of our Common Stock. This total includes the following:

(i)	100% of the (a) 7,614,700 shares of our Common Stock, issuable upon the exercise of the June 2020 Warrants at an exercise price equal to $5.25 per share, and (b) 133,258 shares of our Common Stock issuable upon the exercise of the Palladium Warrants at an exercise price equal to $5.25 per share;

(ii)	100% of the 609,176 shares of our Common Stock issuable upon the exercise of the H.C.W. Warrants at an exercise price equal to $6.56625 per share; and

(iii)	125% of the 1,714,286 shares (which is equal to 2,142,857 shares) of our Common Stock issuable (a) upon conversion of an aggregate principal amount of $900,000 of the B3D Note at a conversion price equal to $0.525 per share, (b) as accrued and unpaid interest payable thereon and issuable at our option in lieu of a cash payment of interest at a price per share equal to 90% of the volume weighted average price of our Common Stock on the trading date immediately preceding the date of delivery of our notice of intent to pay interest in Common Stock, and (c) as certain make-whole payments in Common Stock to the extent that the accrued and unpaid interest amount described above is less than 90% of the average volume weighted average price of our Common Stock for the 30 trading days prior to the interest payment date (or if not a trading day the next succeeding trading day).

The Securities were issued by the Company and were issued (a) with respect to item (i)(a) above, to accredited investors pursuant to or in connection with June 2020 Purchase Agreement and the June 2020 Warrants, and with respect to item (i)(b) above, to Palladium, as a financial advisory consultant in connection with the Palladium Engagement Letter and the Palladium Warrants; (b) with respect to item (ii) above, to certain designees of H.C.W. as placement agent in connection with the June 2020 Purchase Agreement and the H.C.W. Warrants; and (c) with respect to item (iii) above, to an accredited investor pursuant to or in connection with the Credit Agreement Amendment and the B3D Note.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of Common Stock held by each of the selling securityholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of July 13, 2020, pursuant to the exercise of warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but not for the purpose of computing the percentage ownership of any other person shown in the table.

The second column in the table below lists the number of shares of Common Stock beneficially owned by the selling securityholders, based on their respective ownership of shares of Common Stock, as of July 13, 2020, assuming conversion of the B3D Note and exercise of the Warrants held by each such selling securityholder on that date.

The percentage of shares beneficially owned after to the offering is based on 56,483,913 shares of our Common Stock outstanding as of July 13, 2020 and assumes the sale of the maximum number of shares of Common Stock to be sold pursuant to this prospectus. The number of shares in the column “Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling securityholder may offer under this prospectus and does not take into account any limitations on the conversion of the B3D Note and exercise of the Warrants set forth therein.

Under the terms of the Warrants, a selling securityholder may not exercise the Warrants to the extent (but only to the extent) such selling securityholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 9.99% of the total number of shares of our Common Stock then issued or outstanding. The numbers in the table do not reflect these limitations. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After this Offering (1)	% of Shares of Common Stock Beneficially Owned After this Offering (1)
Alpha Capital Anstalt (2)	0	951,838	951,838	1.4%
Intracoastal Capital, LLC (3)	2,150	951,838	953,988	1.4%
Altium Growth Fund, LP (4)	0	951,838	951,838	1.4%
Armistice Capital Master Fund Ltd. (5)	0	2,379,593	2,379,593	3.6%
Sabby Volatility Warrant Master Fund, Ltd. (6)	0	2,379,593	2,379,593	3.6%
Noam Rubinstein (7)(8)	0	191,890	191,890	*
Craig Schwabe (7)(9)	0	20,560	20,560	*
Michael Vasinkevich (7)(10)	0	390,634	390,634	*
Charles Worthman (7)(11)	0	6,092	6,092	*
Palladium Capital Advisor, LLC (12)	0	133,258	133,258	*
B3D, LLC (13)	1,714,286	2,142,857	2,142,857	3.2%

* Less than 1%.

(1)	Assumes the sale of the maximum number of shares of Common Stock to be sold pursuant to this prospectus.

(2)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes warrants to purchase 951,838 shares of Common Stock. Konrad Ackerman is the natural person with voting and dispositive power over the shares held by Alpha Capital Anstalt. The selling securityholder’s address is Lettstrasse 32, 9490 Vaduz, Liechtenstein.

(3)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes warrants to purchase 951,838 shares of Common Stock. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act)) of the securities reported herein that are held by Intracoastal. The selling securityholder’s address is 2211A Lakeside Drive Bannockbum, IL 60015.

(4)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes warrants to purchase 951,838 shares of Common Stock. Jacob Gottlieb is the natural person with voting and dispositive power over the shares held by Altium Growth Fund, LP. The selling securityholder’s address is 152 West 57th Street, 20th Floor, New York, New York 10019.

(5)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes warrants to purchase 2,379,593 shares of Common Stock. Steven Boyd is the natural person with voting and dispositive power over the shares held by Armistice Capital Master Fund Ltd. The selling securityholder’s address is c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor, New York, New York 10022.

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(6)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes warrants to purchase 2,379,593 shares of Common Stock. Sabby Management, LLC is the fund manager of Sabby Volatility Warrant Master Fund, Ltd. and Hal David Mintz is the natural person with voting and dispositive power over the shares held by Sabby Management, LLC. The selling securityholder’s address is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(7)	The selling stockholder is an affiliate of a registered broker-dealer.

(8)	Before the offering includes placement agent warrants to purchase 191,890 shares of common stock. The address of Mr. Rubinstein is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.

(9)	Before the offering includes placement agent warrants to purchase 20,560 shares of common stock. The address of Mr. Schwabe is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.

(10)	Before the offering includes placement agent warrants to purchase 390,634 shares of common stock. The address of Mr. Vasinkevich is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.

(11)	Before the offering includes placement agent warrants to purchase 6,092 shares of common stock. The address of Mr. Worthman is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.

(12)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes 100% of 133,258 shares of Common Stock underlying the Palladium Warrants. Palladium Capital Advisors, LLC is a brokerage firm controlled by Joel Padowitz. Joel Padowitz is the natural person with voting and dispositive power over the shares held by Palladium Capital Advisors, LLC. The selling securityholder’s address is 333 Tamiami Trail, Suite 291, Venice FL 34285.

(13)	Beneficial ownership is based upon information provided to the Company by the selling securityholder and includes 125% of 1,714,286 shares (which is equal to 2,142,857 shares) of Common Stock underlying the B3D Note. B3D, LLC is an investment entity controlled by Brian Daly. Brian Daly is the natural person with voting and dispositive power over the shares held by B3D, LLC. The selling securityholder’s address is 9935D REA Road #317, Charlotte, NC 28277.

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PLAN OF DISTRIBUTION

We are registering the offer and sale of (i) the shares of Common Stock that may be issued upon the conversion or exercise, as applicable, of the Securities and (ii) certain shares of Common Stock held by certain of the selling securityholders, in each case to permit the resale of these shares of Common Stock by the holders of such Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling securityholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	distributions to their members, partners or shareholders; a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

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The selling securityholders may pledge or grant a security interest in some or all of the shares of Common Stock or the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock, estimated to be $74,766.88 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with that certain registration rights agreement that we have entered into with B3D and certain securityholders party to the June 2020 Purchase Agreement, as applicable, or certain selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with that certain registration rights agreement that we have entered into with B3D and certain securityholders party to the June 2020 Purchase Agreement, as applicable, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

CohnReznick LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report (which includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.xpresspa.com. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “XSPA.” You can read and copy reports and other information concerning us at the offices of the Financial Industry Reporting Authority located at 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the Public Reference Room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC’s web site or our web site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on April 20, 2020, as amended on May 19, 2020 and June 15, 2020 (File No. 001-34785);

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on July 6, 2020 (File No. 001-3478);

•	Our Current Reports on Form 8-K filed with the SEC on January 3, 2020, January 14, 2020, February 3, 2020, March 6, 2020, March 19, 2020, March 26, 2020, March 30, 2020 (two reports), April 6, 2020, April 7, 2020, April 17, 2020, April 24, 2020, April 28, 2020, May 6, 2020, May 7, 2020, May 11, 2020, May 22, 2020, May 29, 2020, June 4, 2020, June 10, 2020, and June 17, 2020 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	The description of our securities contained in our Registration Statement on Form 8-A filed on March 21, 2016 (File No. 001-34785), April 29, 2013 (File No. 001-34785) and June 16, 2010 (File No. 001-34785), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting XpresSpa Group, Inc., 254 West 31st Street, 11th Floor, New York, NY 10001 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (212) 838-3777.

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XPRESSPA, INC.

10,499,991 Shares of Common Stock

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$4,766.88
Legal fees and expenses	$30,000
Accounting fees and expenses	$35,000
Printing fees	$5,000
Miscellaneous fees and expenses	$0
Total	$74,766.88

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

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Our certificate of incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Article V of our amended and restated by-laws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.

We have entered into agreements to indemnify our directors and officers. These agreements, among other things, will indemnify and advance expenses to our directors and officers for all expenses, including, but not limited to, attorney’s fees, witness fees, damages, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request.

Item 16.	Exhibits

(a) Exhibits.

Exhibit No.	Description
1.1	Letter Agreement, dated March 19, 2020, by and between the Company and Palladium Capital Advisors, LLC (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on March 19, 2020)

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 17, 2020)

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 17, 2020)

4.3	Form of Secured Convertible Note (incorporated by reference from Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018)

4.4	Amendment to Secured Convertible Note (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2019)

4.5	Second Amended and Restated Convertible Promissory Note, dated as of July 8, 2019 (incorporated by reference from Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on July 8, 2019)

4.6	Third Amended and Restated Convertible Promissory Note, dated as of January 9, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2020)

4.7	Fourth Amended and Restated Convertible Promissory Note, dated as of March 6, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 6, 2020)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered

23.1*	Consent of CohnReznick LLP, independent registered public accounting firm

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 17th day of July, 2020.

XpresSpa Group, Inc.

By:	/s/ Douglas Satzman
Douglas Satzman
Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of XpresSpa Group, Inc. constitutes and appoints Douglas Satzman his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Satzman	Chief Executive Officer and Director	July 17, 2020
Douglas Satzman	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce T. Bernstein	Director, Chairman of the Board of Directors	July 17, 2020
Bruce T. Bernstein

/s/ Donald E. Stout	Director	July 17, 2020
Donald E. Stout

/s/ Robert Weinstein	Director	July 17, 2020
Robert Weinstein

/s/ Michael Lebowitz	Director	July 17, 2020
Michael Lebowitz

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